UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2016

SAN DIEGO GAS & ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-03779	95-1184800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT

SAN DIEGO, CALIFORNIA 92123

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (619) 696-2000

None.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 19, 2016, San Diego Gas & Electric Company (the “Company”) closed the public offering and sale of $500,000,000 aggregate principal amount of its 2.500% First Mortgage Bonds, Series QQQ, due 2026 (the “Bonds”) with proceeds to the Company (after deducting the underwriting discount but before other expenses estimated at approximately $500,000) of 99.025% of the aggregate principal amount of the Bonds. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3 (File No. 333-205410).

The Bonds were issued pursuant to the Sixty-Fifth Supplemental Indenture, dated as of May 19, 2016, which is attached hereto as Exhibit 4.1. The Bonds will mature on May 15, 2026. The Bonds will bear interest at the rate of 2.500% per annum. Interest on the Bonds will accrue from May 19, 2016, and is payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2016. The Bonds will be redeemable prior to maturity at the redemption prices and under the circumstances described in the Prospectus.

Further information regarding the sale of the Bonds is contained in the underwriting agreement, dated May 16, 2016, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 16, 2016, among San Diego Gas & Electric Company and the several underwriters named therein.

4.1	Sixty-Fifth Supplemental Indenture, dated as of May 19, 2016.

4.2	Form of Series QQQ Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016	SAN DIEGO GAS & ELECTRIC COMPANY

/s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 16, 2016, among San Diego Gas & Electric Company and the several underwriters named therein.

4.1	Sixty-Fifth Supplemental Indenture, dated as of May 19, 2016.

4.2	Form of Series QQQ Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).